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                                                                      EXHIBIT D




    Series C Cumulative                                Series C Cumulative
Redeemable Preferred Stock                          Redeemable Preferred Stock

SPIEKER
PROPERTIES
                                                              CUSIP 848497 30 1
                                            SEE REVERSE FOR CERTAIN DEFINITIONS
THIS CERTIFICATE IS TRANSFERABLE IN
THE CITY OF NEW YORK, NEW YORK

INCORPORATED UNDER THE LAWS
OF THE STATE OF MARYLAND

                            SPIEKER PROPERTIES, INC.




          This certifies that





          is the record holder of

FULLY PAID AND NON-ASSESSABLE SHARES OF SERIES C CUMULATIVE REDEEMABLE PREFERRED STOCK, PAR VALUE $.0001 PER SHARE, OF
                            SPIEKER PROPERTIES, INC.
transferable on the books of the Corporation by the holder hereof in person or by a duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

COUNTERSIGNED AND REGISTERED
        THE BANK OF NEW YORK                                  CHAIRMAN AND
              TRANSFER AGENT                            CHIEF EXECUTIVE OFFICER
               AND REGISTRAR

BY

       AUTHORIZED SIGNATURE                                    SECRETARY



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                            SPIEKER PROPERTIES, INC.

        The shares of Series C Cumulative Redeemable Preferred Stock represented by this certificate are subject to restrictions on transfer for the purpose of the Corporation's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"). No Person may
(1) Beneficially Own or Constructively Own shares of Equity Stock in excess of 9.9% of the value of the outstanding Equity Stock of the Corporation; or (2) Beneficially Own Equity Stock that would result in the Corporation's being "closely held" under Section 856(h) of the Code. Any Person who attempts to Beneficially Own or Constructively Own shares of Equity Stock in excess of the above limitations must immediately notify the Corporation. All capitalized terms in this legend have the meanings defined in the Corporation's Charter, as the same may be further amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder who so requests. If the restrictions on transfer are violated, the shares of Equity Stock represented hereby will be automatically exchanged for shares of Excess Stock which will be held in trust by the Corporation.

        In addition, the Corporation will furnish to any stockholder on request and without charge a full statement or summary of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue and the differences in the relative rights and preferences between the shares of each series, to the extent they have been set, and of the authority of the Board of Directors to set the relative rights and preferences of subsequent series. Such request may be made to the Secretary of the Corporation.


        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM  -  as tenants in common                   UNIF GIFT MIN ACT -________ Custodian ________
                                                                       (Cust)             (Minor)
TEN ENT  -  as tenants by the entireties
                                                                under Uniform Gifts to Minors Act
JT TEN   -  as joint tenants with right of
            survivorship and not as tenants                     _________________________________
            in common                                                         (State)



     Additional abbreviations may also be used though not in the above list.

For Value received                       hereby sell, assign and transfer unto
PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE


_______________________________________________________________________________


_______________________________________________________________________________
     (PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE)

_______________________________________________________________________________


_________________________________________________________________________shares of the capital stock represented by the within Certificate and do hereby irrevocably constitute and appoint _________________________________________
attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated:____________________
                                        ________________________________________
                                        NOTICE. THE SIGNATURE TO THIS ASSIGNMENT
                                        MUST CORRESPOND WITH THE NAME AS WRITTEN
                                        UPON THE FACE OF THE CERTIFICATE IN
                                        EVERY PARTICULAR WITHOUT ALTERATION OR
                                        ENLARGEMENT OR ANY SUCH CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED


By:_________________________________________
   THE SIGNATURE(S) SHOULD BE GUARANTEED BY
   AN ELIGIBLE GUARANTOR INSTITUTION (Banks,
   Stockbrokers, Savings and Loan
   Associations and Credit Union(s) WITH
   MEMBERSHIP IN AN APPROVED SIGNATURE
   GUARANTEE MEDALLION PROGRAM PURSUANT TO
   S.E.C. RULE 17 Ad-15